Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Pharmaceuticals Announces Appointment of New Additional Directors

Wednesday, February 16, For Immediate Release

San Diego, California – February 16, 2011 – Adamis Pharmaceuticals Corporation (OTCBB: ADMP.OB) announced the appointment of two new non-employee independent Directors to the Board.  The new Directors are Dr. Tina S. Nova and Craig A. Johnson.  Dr. Dennis J. Carlo, President and CEO of Adamis, stated, “I feel very pleased and fortunate to have Tina and Craig join our Board.  They both possess outstanding qualities.  Utilizing their extensive experience and business skills will help us build our business and bring specialized strengths to our board.  Their appointment is an additional step toward fulfilling the vision of building another successful company.”

Dr. Nova stated, "I am very excited about being part of Adamis.  I find the company to be unlike most microcaps in that the business model is uniquely suited to today’s economy and it has a management team that is led by a person with a successful proven track record.  In addition, the company has a product portfolio that would make most mature Biotech companies envious.  Any one of its products has the potential to catapult the company to significantly higher valuations.  I believe Adamis possesses the attributes that make companies successful and I am looking forward to participating as a member of its board."

Mr. Johnson said, “It is an honor to join the Board of Adamis, especially at such an exciting time for the company.  I am looking forward to working with Dr. Carlo and the rest of the Adamis team.”

Tina S. Nova, Ph.D. currently serves as President and Chief Executive Officer of Genoptix, Inc. (NASDAQ:GXDX), a public life science company which recently announced its sale to Novartis.  From 1994 to January 2000, Dr. Nova served as Chief Operating Officer and President of Nanogen, Inc., a provider of molecular diagnostic tests, where she was a co-founder.  From 1992 to 1994, Dr. Nova served as Chief Operating Officer of Selective Genetics, a targeted therapy biotechnology company. She currently serves as a member of the Board of Directors of Arena Pharmaceuticals, Inc. a publicly held clinical-stage biopharmaceutical company. She also serves on the Board of Trustees of the University of San Diego and was a former life science sector representative to the Independent Citizen’s Oversight Committee overseeing the California Stem Cell Initiative (Proposition 71). Dr. Nova holds a B.S. degree in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

Craig A. Johnson currently serves as Senior Vice President and Chief Financial Officer of NovaDel Pharma Inc.  Prior to joining NovaDel, Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics from 2004 to 2010.  From 1994 to 2004, Mr. Johnson was employed by MitoKor, Inc. where he last held the position of Chief Financial Officer and Senior Vice President of Operations.  Prior to MitoKor, he served as a senior financial executive for several early-stage technology companies, and he also practiced as a Certified Public Accountant with Price Waterhouse.  Currently, Mr. Johnson is a member of the Board of Directors of Ardea Biosciences, where he serves as the Chairman of the Audit Committee.  Mr. Johnson received his BBA in accounting from the University of Michigan and is a certified public accountant.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals has two wholly-owned subsidiaries: Adamis Laboratories and Adamis Viral Therapies.  Adamis Labs has niche prescription products in the allergy and respiratory therapeutic area and intends to launch additional products in this area.  Adamis Viral Therapies is focused on the development of patented, proprietary technologies for the potential treatment of human prostate cancer.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Adamis’ actual results to be materially different from these forward-looking statements.  Certain of these risks, uncertainties, and other factors, as well as other risks and uncertainties relating to the company’s business are described in greater detail in Adamis’ filings from time to time with the SEC, all of which are available free of charge on the SEC's web site at http://www.sec.gov.  Adamis expressly disclaims any intent to update any forward-looking statements.

For Additional Information

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